UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 30, 2010
Portec Rail Products, Inc.
(Exact Name of Registrant as Specified in its Charter)

West Virginia	0-50543	55-0755271

(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

900 Old Freeport Road, Pittsburgh, Pennsylvania.	15238

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (412) 782-6000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement
     On August 30, 2010, Portec Rail Products, Inc. (“Portec”) entered into the Second Amendment (“Amendment No. 2”) to the Agreement and Plan of Merger, dated as of February 16, 2010 (the “Merger Agreement”), by and among Portec, L. B. Foster Company, a Pennsylvania corporation (“Foster”), and Foster Thomas Company, a West Virginia corporation and wholly-owned subsidiary of Foster (“Purchaser”), as amended by the First Amendment to the Agreement and Plan of Merger, dated as of May 12, 2010, by and among Portec, Foster and Purchaser (“Amendment No. 1”).
     The Merger Agreement provides for a tender offer by Purchaser to purchase all of the outstanding shares of common stock of Portec (the “Shares”) at a price of $11.71 per Share (the “Offer”), net to the seller in cash, and the subsequent merger of Portec and Purchaser, with Portec surviving as a wholly-owned subsidiary of Foster (the “Merger”). Consummation of the Offer by Purchaser is subject to certain conditions, including the condition that the number of Shares that have been validly tendered and not withdrawn, together with the number of Shares then owned by Foster or any of its subsidiaries represents at least 65% of the total number of outstanding Shares, on a fully diluted basis (the “Minimum Condition”).
     The Merger Agreement provides that either Portec or Foster may terminate the Merger Agreement if Foster has not accepted for payment a number of Shares equal to the Minimum Condition by the earlier of the expiration of the Offer in accordance with its terms or the close of business on June 15, 2010 (the “Drop Dead Date”), and, pursuant to Amendment No. 1, this provision was subsequently amended to extend the Drop Dead Date to August 31, 2010.
     The Merger Agreement also provided that Foster could delay the acceptance of and payment for Shares pursuant to the Offer if any antitrust regulator required Foster, Purchaser or the Company to divest any of their respective assets or businesses in connection with the Offer or the Merger or any other transaction contemplated by the Merger Agreement.
     Pursuant to Amendment No. 2, the price per Share is increased to $11.80, and the Drop Dead Date is extended to the close of business on December 30, 2010. Amendment No. 2 provides that Foster may not delay the acceptance of or payment for Shares in the event that certain divestitures are required by the Antitrust Division of the United States Department of Justice. Finally, Amendment No. 2 provides that Foster is obligated to pay a termination fee of $2,000,000 if Foster does not accept shares tendered in the Offer for payment and the Merger Agreement is terminated under certain circumstances.
     Other than the terms expressly set forth in Amendment No. 2, the Merger Agreement remains in full force and effect, and is ratified and confirmed by Amendment No. 2.
     The foregoing discussion is a summary of Amendment No. 2 and the Merger Agreement, does not purport to be complete, and is qualified in its entirety by Amendment No. 2, the Merger Agreement and Amendment No. 1. A copy of Amendment No. 2 is filed as Exhibit 2.1 hereto and is incorporated herein by reference. A copy of the Merger Agreement is filed as Exhibit 2.1 to Portec’s Current Report on Form 8-K filed on February 17, 2010, and a copy of Amendment No. 1 is filed as Exhibit 2.1 to Portec’s Current Report on Form 8-K filed on May 12, 2010.
Item 9.01 Financial Statements and Exhibits
(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions: Not Applicable.

(d)	Exhibits.

The following Exhibits are attached as part of this report:
2.1	Second Amendment to Agreement and Plan of Merger, dated as of August 30, 2010, by and among Portec Rail Products, Inc., L. B. Foster Company and Foster Thomas Company (incorporated by reference from Exhibit (e)(6) to the Schedule 14D-9/A filed by Portec Rail Products, Inc. on August 31, 2010).
99.1	Joint Press Release issued on August 30, 2010 (incorporated by reference from Exhibit (a)(5)(j) to the Schedule 14D-9/A filed by Portec Rail Products, Inc. on August 31, 2010).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTEC RAIL PRODUCTS, INC.
DATE: August 31, 2010	By:	/s/ John N. Pesarsick
John N. Pesarsick
Chief Financial Officer